AMENDMENT No. 3

     This Amendment No. 3 to the Trust Agreement between Boise Cascade Corporation and American National Bank and Trust Company of Chicago dated November 2, 1987, as amended and restated as of December 1, 1988, and as further amended December 15, 1988, and June 30, 1989 (the "Trust Agreement"), is effective the 7th day of December, 1995, and amends the Trust Agreement as follows:

     In accordance with Section 1.01 of Article I, The Plans, of the Trust Agreement, the following plans and agreements of Boise Cascade Corporation, in the form attached hereto and as they may be amended hereafter from time to time, are hereby made subject to the Trust Agreement and are added to Exhibit A thereto:

      1.  Split-Dollar Life Insurance Plan
          (Exhibit A(b)(2))

      2.  Supplemental Pension Plan (replacing the Boise Cascade
          Corporation Supplemental Retirement Policy)
          (Exhibit A(k))

      3.  1995 Executive Officer Deferred Compensation Plan
          (Exhibit A(l))

      4.  1995 Key Executive Deferred Compensation Plan
          (Exhibit A(m))

      5.  1995 Board of Directors Deferred Compensation Plan
          (Exhibit A(n))

      6.  Key Executive Performance Plan for Key Executives/Key
          Managers (Exhibit A(o))

     Sections 3.01 and 3.02 of Article III, Change in Control, of the Trust Agreement, are revised to read as follows:

          SECTION 3.01 Definition of Potential Change in Control. For purposes of this Trust, a "Potential Change in Control" shall be deemed to have occurred if
     (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;
     (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or (iv) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

          SECTION 3.02 Definition of Change in Control. For purposes of this Trust, a "Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor provisions, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

          (a)  Any Person is or becomes the Beneficial
     Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

          (b)  The following individuals cease for any
     reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

          (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than
     (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

          (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control of the Company (a "Transaction") shall not constitute a Change in Control of the Company if, in connection with the Transaction, a Participant participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, a Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to a Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including but not limited to the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like,
     (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company, or (iii) having obtained an incidental equity ownership in the Acquiror prior to and not in anticipation of the Transaction.

     Sections 3.04 and 3.05 are hereby added to Article III, Change in Control, of the Trust Agreement, as follows:

          SECTION 3.04   Definition of Beneficial Owner.
     For purposes of this Article III, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the
     "Exchange Act").

          SECTION 3.05 Definition of Person. For purposes of this Article III, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries,
     (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     In witness whereof, the parties have executed this Amendment
No. 3 as of the date first written above.

BOISE CASCADE CORPORATION          AMERICAN NATIONAL BANK AND
                                     TRUST COMPANY OF CHICAGO


By__________________________       By__________________________
  John W. Holleran                 Title_______________________
  Vice President and
    General Counsel